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                                 EXHIBIT 11.0


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                                 EXHIBIT 11.0

                               PEGASUS GOLD INC.
                             DEBTOR-IN-POSSESSION
                       COMPUTATION OF EARNINGS PER SHARE
                   (In Thousands, except for share amounts)


                                                                      Three Months Ended                Six Months Ended
                                                                           March 31,                          June 30,
                                                                      1998            1997              1998            1997
                                                                    --------        --------          --------        -------
BASIC
Earnings:
  Net loss applicable to basic
    earnings per share calculation . . . . . . . . . . . . .       ($10,244)        $(3,150)          $(20,351)       $(3,165)
                                                                    --------        --------          --------        -------
                                                                    --------        --------          --------        -------

Weighted average number of shares
  outstanding, as adjusted . . . . . . . . . . . . . . . . .         41,834          41,190             41,834         41,163
                                                                    --------        --------          --------        -------
                                                                    --------        --------          --------        -------

Net loss per share - primary . . . . . . . . . . . . . . . .         ($0.25)         ($0.08)            ($0.49)        ($0.08)
                                                                    --------        --------          --------        -------
                                                                    --------        --------          --------        -------

DILUTED:
Earnings:
Net loss applicable to basic and diluted
  earnings per share calculation . . . . . . . . . . . . . .       ($10,244)        ($3,150)          ($20,351)       ($3,165)

Weighted average number of shares
  outstanding:
  Common shares and equivalents. . . . . . . . . . . . . . .         41,834          41,190             41,834         41,163
  Additional shares outstanding assuming
    exercise of stock options reduced by the
    number of shares which could have
    been purchased with the proceeds from
    the exercise of such options . . . . . . . . . . . . . .          ---                 1               ---               8
  Additional average shares outstanding
    assuming conversion of 6.25%
    convertible subordinated notes (b) . . . . . . . . . . .          ---             7,709               ---           7,709
                                                                    --------        --------          --------        -------

Weighted average number of shares
    outstanding, as adjusted . . . . . . . . . . . . . . . .         41,834          48,900             41,834         48,880
                                                                    --------        --------          --------        -------
                                                                    --------        --------          --------        -------

Net loss per share - fully diluted (a) . . . . . . . . . . .         ($0.25)         ($0.06)            ($0.49)        ($0.06)
                                                                    --------        --------          --------        -------
                                                                    --------        --------          --------        -------

(a) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

(b) The convertible subordinated notes included in the diluted earnings per share calculation for 1997 have been excluded for 1998 as a result of the Company's Chapter 11 bankruptcy filing. The Plans of Reorganization filed with the Bankruptcy Court will not result in any distribution to the convertible subordinated note holders.